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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITOR'S CONSENT




We have issued our report on the financial statements of Anasazi Partners, Limited Partnership dated March 5, 2004, which are included as a schedule in the consolidated financial statements and schedule included in the Annual Report of Applica Incorporated on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statements of Applica Incorporated on Form S-3 (File No. 33-26955, effective February 8, 1989), Form S-8 (File No. 33-36424, effective August 17, 1990), Form S-8 (File No. 33-58574, effective February 22, 1993), Form S-3 (File No. 333-06759, effective June 25, 1996), Form S-8 (File No. 333-52389, effective May 12, 1998), Form S-8 (File No. 333-52383, effective May 12, 1998), Form S-8 (File No. 333-86507, effective August 3, 1999), Form S-8
(File No. 333-39986, effective June 23, 2000) and Form S-8 (File No. 333-39990, effective June 23, 2000).



/s/ KAUFMAN, ROSSIN & CO.

Miami, Florida
March 5, 2004